                                                        PCS&F DRAFT:  8/1/2000

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

                          Date of report: May 19, 2000
                        (Date of earliest event reported)



                                LEARNCOM, INC.
            (Exact name of Registrant as specified in its charter)


                                    Nevada
                (State or other jurisdiction of incorporation)


           0-29379                                       87-0622927
     (Commission File No.)                           (I.R.S. Employer
                                                     Identification No.)


                              720 Industrial Drive
                           Bensenville, Illinois 60106
               (Address of principal executive offices; zip code)

                                 (630) 227-1080
              (Registrant's telephone number, including area code)


                               525 South 300 East
                           Salt Lake City, Utah 84111
          (Former name or former address, if changed since last report)

      On May 19, 2000, LearnCom, Inc., a Nevada corporation (the "Registrant"), LearnCom, Inc., an Illinois corporation ("LC Illinois"), and the stockholders of LC Illinois (the "LC Illinois Stockholders") executed an Agreement and Plan of Reorganization (the "Plan"), whereby the Registrant acquired 100% of the common stock of LC Illinois in exchange for 500,000,000 shares of common stock of the Registrant, which shares represented approximately 66% of the outstanding shares of common stock of the Registrant after giving effect to the transaction.

      The Plan provided for:

      1. The acquisition of 100% of the outstanding equity securities of LC Illinois;

      2. The issuance and exchange of 500,000,000 shares of the Registrant's common stock for the outstanding common stock of LC Illinois, which shares of common stock of the Registrant were "restricted securities" under the Securities Act of 1933, as amended;

      3. The resignation of Ariika Mason and Brett Mayer as the sole directors and executive officers of the Registrant; and

      4. The election of Denis Armand Mola, Lloyd W. Singer, Dr. Paul Selden and Robert R. Redwitz to the Board of Directors of the Registrant.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

            The following financial statements and notes thereto are filed herewith beginning at page F-1.

   Report of Independent Auditors..............................  F-1

   Consolidated Balance Sheets.................................  F-2

   Consolidated Statements of Operations.......................  F-4

   Consolidated Statement of Shareholders' Equity..............  F-5

   Consolidated Statements of Cash Flow........................  F-6

   Notes to Consolidated Financial Statements..................  F-7

      (b)   Pro Forma Financial Information.

            Pro form financial information is not required as the transaction described in Items 1 and 2 was a reverse acquisition and accounted for as a recapitalization under applicable accounting literature.

      (c)   Exhibits.

            The Registrant hereby furnishes the following exhibit:

            2.1 Agreement and Plan of Reorganization dated as of May 19, 2000 among the Registrant, LearnCom, Inc., an Illinois corporation, and the stockholders of LearnCom, Inc.*































----------------------

*  Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LEARNCOM, INC.



Date:  August 1, 2000                     By:/s/ Lloyd W. Singer
                                             ---------------------------------

                                             Lloyd W. Singer
                                             Chief Executive Officer

                         Report of Independent Auditors



To the Board of Directors
LearnCom, Inc. and Subsidiary
Bensenville, Illinois

We have audited the accompanying consolidated balance sheet of LearnCom, Inc. and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LearnCom, Inc. and Subsidiary as of December 31, 1999, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.




                                         /s/ Ernst & Young LLP


Cleveland, Ohio
July 28, 2000

                          LearnCom, Inc. and Subsidiary

                           Consolidated Balance Sheets

                                December 31, 1999



                                                 June 30
                                                   2000        December 31
                                               (unaudited)        1999
                                            --------------------------------
Assets
Current assets:
  Cash and cash equivalents                   $     23,780     $     79,167
  Accounts receivable, net of allowance
   of $54,021 in 1999 and $17,592 in 2000          746,608          653,743
  Inventory                                        414,951          404,152
  Prepaid expenses and other current
   assets                                          132,314           82,909
                                            --------------------------------
Total current assets                             1,317,653        1,219,971


Furniture, fixtures and office equipment           466,086          381,661
Less accumulated depreciation                      (59,106)         (26,870)
                                            --------------------------------
                                                   406,980          354,791

Other assets:
  Publishing rights and masters, net of
   amortization of $123,225 in 1999 and
   $283,574 in 2000                              2,279,289        2,280,848
  Deposits                                          13,169           12,914
                                            --------------------------------
Total other assets                               2,292,458        2,293,762
                                            --------------------------------
Total assets                                  $  4,017,091     $  3,868,524
                                            ================================

                                                  June 30
                                                    2000         December 31
                                                (unaudited)          1999
                                            --------------------------------
Liabilities and shareholders' equity
Current liabilities:
  Accounts payable                            $    406,490     $    232,812
  Accrued expenses                                 269,766          317,012
  Revolving of credit                              425,000          375,000
  Note payable--employee                           120,000                -
  Note payable--related party                       50,000           50,000
  Current portion of purchase
   consideration payable                           266,239          275,000
  Current portion of note payable                  897,500        1,000,000
                                            --------------------------------
Total current liabilities                        2,434,995        2,249,824

Long-term liabilities:
  Purchase consideration payable,
    net of current portion                         875,000          875,000

Shareholders' equity:
  Common stock, $.001 par value,
   2,000,000,000 shares authorized,
   500,000,000 and 757,500,000 shares
   issued and outstanding at December
   31, 1999 and June 30, 2000,                     757,000          500,000
   respectively
  Additional paid in capital                       102,000          359,500
  Accumulated deficit                             (152,404)        (115,800)
                                            --------------------------------
Total shareholders' equity                         707,096          743,700
                                            --------------------------------

Total liabilities and shareholders'
equity                                        $  4,017,091     $  3,868,524
                                            ================================


See accompanying notes.

                          LearnCom, Inc. and Subsidiary

                      Consolidated Statements of Operations



                                                  Six Months Ended           Year Ended
                                                        June 30              December 31
                                                 2000           1999            1999
                                              (unaudited)    (unaudited)
                                         -----------------------------------------------

Net sales                                   $  2,387,189   $    747,013    $  2,291,304
Cost of sales                                    975,660        185,865         746,752
                                         -----------------------------------------------
Gross profit                                   1,411,529        561,148       1,544,552

Selling, marketing, general and
  administrative expenses                      1,366,716        505,666       1,522,978
                                         -----------------------------------------------
Operating income                                  44,813         55,482          21,574

Other income (expenses):
  Interest expense                               (81,638)       (53,012)       (121,446)
  Other income (expense), net                        221          8,436         (15,928)
                                         -----------------------------------------------
Total other (expenses)                           (81,417)       (44,576)       (137,374)
                                         -----------------------------------------------

Income (loss) before taxes                       (36,604)        10,906        (115,800)
Income tax provision                                   -          4,400               -
                                         -----------------------------------------------

Net income (loss)                           $    (36,604)  $      6,506    $   (115,800)
                                         ===============================================

Basic and diluted income (loss)
  per share                                          -              -               -
                                         ===============================================

Weighted-average shares outstanding          541,666,000    270,629,000     347,086,000
                                         ===============================================


See accompanying notes.

                          LearnCom, Inc. and Subsidiary

                 Consolidated Statement of Shareholders' Equity



                                                                                    Additional     Accumulated
                                                            Common Stock          Paid-in Capital      Deficit           Total
                                                         Shares        Amount
                                                     ------------------------------------------------------------------------------

Balance at May 24, 1998 (date of inception)                      -     $        -    $         -     $         -       $        -

   Issuance of founders' stock                         270,629,342              -              -               -                -
                                                     ------------------------------------------------------------------------------

Balance at December 31, 1998                           270,629,342              -              -               -                -

   Issuance of stock in exchange of notes payable
   to related parties                                   84,102,575         84,103         15,897               -          100,000

   Issuance of stock for cash                          145,268,083        415,897        343,603               -          759,500

   Net loss                                                                                             (115,800)        (115,800)
                                                     ------------------------------------------------------------------------------

Balance at December 31, 1999                           500,000,000        500,000        359,500        (115,800)         743,700

   Merger with Smoky Hill Services, Inc. accounted
   for as a recapitalization (Note 4) (unaudited)      257,500,000        257,500       (257,500)              -                -

   Net loss (unaudited)                                                                                  (36,604)         (36,604)
                                                     ------------------------------------------------------------------------------

Balance at June 30, 2000 (unaudited)                   757,500,000     $  757,500     $  102,000     $  (152,404)      $  707,096
                                                     ==============================================================================


See accompanying notes.

                          LearnCom, Inc. and Subsidiary

                            Statements of Cash Flows


                                                  Six Months Ended           Year Ended
                                                        June 30              December 31
                                                   2000         1999             1999
                                               (unaudited)   (unaudited)
                                            ----------------------------------------------
Operating activities
  Net income (loss)                              (36,604)      $  6,506       $(115,800)
  Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities:
   Depreciation expense                            32,236         4,065         26,780
   Amortization expense                           160,349        32,174        142,849
   Loss on disposal of equipment                        -             -          7,094
  Changes in operating assets and
   liabilities
   Accounts receivable                            (92,865)      (57,610)        25,310
   Inventory                                      (10,799)      (15,819)         8,007
   Prepaid expenses and other assets              (49,660)      (21,152)       (23,523)
   Accounts payable                               173,678         9,932        105,198
   Accrued expenses                               (47,246)      (26,916)        73,403
                                            ----------------------------------------------
Total adjustments                                 (26,892)     (111,665)       188,395
                                            ----------------------------------------------
Net cash provided (used) by operating
  activities                                      129,089       (68,920)       249,318

Investing activities
  Purchases of property and equipment             (84,425)      (37,347)      (209,921)
  Payments for publishing rights and             (158,790)            -        (31,846)
   masters
  Business acquisitions, net of cash                    -        40,528       (382,884)
   acquired
                                            ----------------------------------------------
Net cash provided (used) by investing
  activities                                     (243,215)        3,181       (624,651)

Financing activities:
  Issuance of common stock                              -       550,000        759,500
  Proceeds from revolving line of credit           50,000        60,000        375,000
  Proceeds from note payable - employee           120,000             -              -
  Proceeds from note payable - related                  -             -        250,000
   party
  Principal payments on notes payable            (111,261)     (187,886)      (300,000)
  Principal payments on notes payable -                 -      (330,000)      (630,000)
   related party
                                            ----------------------------------------------
Net cash provided by financing activities          58,739        92,114        454,500
                                            ----------------------------------------------

Net increase (decrease) in cash and cash
  equivalents                                     (55,387)       26,375         79,167
Cash at beginning of period                        79,167             -              -
                                            ----------------------------------------------

Cash at end of period                             $23,780     $  26,375      $  79,167
                                            ==============================================

See accompanying notes.

1. Organization and Nature of Business

LearnCom, Inc. (LearnCom or the Company) was incorporated in Illinois in May 1998. From May 1998 until January 1999, the Company had no operations, and its only activity was to issue 270,629,342 shares of common stock to its founders with no value ascribed. In January 1999, the Company acquired the operating assets and liabilities of WingsNet, Inc., at which point the actual operations of the Company began. In August 1999, the Company acquired 100% of the common stock of BNA Communications, Inc. These acquisitions are further described in
Note 3.

LearnCom operates in a single business segment producing and distributing proprietary video programs, ancillary materials and consulting services for use in management and employee training, motivational, and skills enhancement programs. The programs and consulting contracts are sold to corporations, professional organizations, government agencies, and financial institutions primarily in North America. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Losses from credit sales are provided for in the financial statements and have historically been within management's expectations.

Prior to the reverse acquisition with Smoky Hill Services, Inc. (the Registrant or Smoky Hill) in May 2000 (see Note 4. - Reverse Acquisition), LearnCom was a privately held corporation. Subsequent to the reverse acquisition, the former shareholders of LearnCom own 66% of the Registrant.

2. Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and BNA Communications, Inc., a wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Information Related to Interim Financial Statements

The unaudited financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures relating to the six month periods ended June 30, 2000 and 1999 normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The results for the interim periods presented are not necessarily indicative of results to be expected for a full year.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories consist of program tapes, blank tape stock, printed program materials, tape cases, and packaging materials and are stated at the lower of average cost or market.

Furniture, Fixtures and Office Equipment

Furniture, fixtures and office equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Major acquisitions and improvements are capitalized. Depreciation is computed principally using the straight-line method over the estimated useful lives of assets. The useful lives are seven years for furniture and fixtures, five years for office equipment and three years for computer equipment and software, including website development costs.

Publishing Rights and Masters

Publishing rights and masters represents the exclusive rights to publish and distribute the Company's products. Publishing rights and masters consists primarily of acquired film libraries, which are amortized using the income forecast method. Management periodically reviews the value of publishing rights and masters and adjusts such amount if a permanent decline in value has occurred relative to its unamortized value.

Revenue Recognition

The Company recognizes revenue when product is shipped or when services are rendered.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 1999 was approximately $110,900.

Income Taxes

The Company uses the liability method in measuring the provision for income taxes and recognizing deferred tax assets and liabilities in the balance sheet. The liability method requires that deferred income taxes reflect the tax consequences of currently enacted rates for differences between tax and financial reporting basis of assets and liabilities.

Stock Compensation

The Company has elected to follow APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations and accordingly, recognizes no compensation expense for stock options granted at fair value. Under APB 25, compensation expense is recognized for all options granted at less than the fair market value of the Company's common shares on the date of grant.

Income (Loss) Per Share

Basic and diluted income (loss) per common share amounted to less than $0.01 for all periods presented and are based upon the weighted average number of shares of common stock outstanding, giving retroactive effect of the merger discussed in Notes 1 and 4. The Company has excluded all outstanding stock options from the calculation of diluted loss per share because they would have an anti-dilutive effect.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Acquisitions

WingsNet, Inc.

On January 19, 1999, the Company purchased certain operating assets of WingsNet, Inc. for $530,000 in notes payable to related parties, $300,000 in a note payable to a bank and the assumption of approximately $243,900 of liabilities. WingsNet, Inc. produced and distributed video-based training programs and content for executive and management development courses and seminars.

BNA Communications, Inc.

On August 30, 1999, the Company purchased 100% of the outstanding common stock of BNA Communications, Inc. for $341,756 in cash, a note payable to a bank amounting to $1,000,000 and purchase consideration payable to seller of $1,250,000 (see Note 5). The purchase price allocation related to this acquisition is preliminary and will be finalized during the third quarter of 2000. BNA Communications, Inc. was a wholly owned subsidiary of the Bureau of National Affairs and performed human resources consulting and training services and safe expectation services. The human resources operations consisted of sexual harassment, diversity and employment law video-based courseware, and the safe expectation operations consisted of video-based courseware in the area of business and governmental safety and environmental health, primarily for regulatory compliance under the Federal Occupational Safety and Health Act.

The acquisitions described above were accounted for as purchases. The consolidated statements of operations of the Company include the results of operations of the acquired businesses for the period subsequent to the effective date of these acquisitions.

The pro forma unaudited consolidated results of operations for the year ended December 31, 1999 assuming the consummation of the acquisitions as of January 1, 1999 would have been as follows:

              Total revenue                             $4,553,304
              Net loss                                    (443,800)
              Basic and diluted net loss per share               -


4. Reverse Acquisition

In May 2000, LearnCom entered into an Agreement and Plan of Reorganization with Smoky Hill Services, Inc. (Smoky Hill), a Nevada corporation incorporated in 1986, whereby Smoky Hill acquired 100% of the issued and outstanding stock of LearnCom in exchange for approximately 66% interest in its common stock. In contemplation of the merger Smoky Hill: 1) increased its authorized common shares from 50,000,000 to 2,000,000,000; 2) received 14,000,000 shares that were returned and cancelled from its parent company, VIP Worldnet, Inc.; and 3) completed a 125-for-1 split of its stock, increasing its outstanding Common Stock from 2,060,000 shares to 257,500,000.

At the time of the transaction Smoky Hill was inactive, and Smoky Hill's assets and liabilities were nominal. Shortly before the merger, Smoky Hill changed its name to LearnCom, Inc. and is the legal successor. The transaction was accounted for as a reverse acquisition, which results in a recapitalization of the Company as it is deemed to be the acquiring entity for accounting purposes. Accordingly, the capital accounts, number of shares of common stock and loss per share have been retroactively restated to give effect to the recapitalization for all periods presented.

On June 15, 2000, LearnCom offered for sale up to 75,000,000 shares of Common Stock (in units of 1,250,000 shares) at a price of $50,000 per unit or $0.04 per share in a private placement.

5. Long-term Obligations

Long-term obligations consist of the following:

                                                                                      June 30,             December 31,
                                                                                        2000                   1999

Note  payable--Employee, interest at 12% per annum,
      principal and accrued interest due in full on December 31,
      2000                                                                       $          120,000     $               -

Notepayable--Related Party, interest at 12% per annum,
      principal and accrued interest due on demand, secured
      by inventory, accounts receivable, equipment and
      general intangibles.                                                                   50,000                50,000

Notepayable to American National Bank, $31,250 principal due monthly beginning January 31, 2000 plus interest at
      the bank's prime plus 1.25% per annum (9.75% at
      December 31, 1999). Final payment due August 31, 2000.
      Secured by inventory, accounts receivable, equipment
      and general intangibles.                                                              897,500             1,000,000

Purchase consideration payable to Bureau of National Affairs, Inc.                        1,141,239             1,150,000
                                                                              ----------------------------------------------
Total                                                                                     2,208,739             2,200,000
Less current portion                                                                      1,333,739             1,325,000
                                                                              ----------------------------------------------
                                                                                 $          875,000     $         875,000
                                                                              ==============================================

Cash payments of interest and penalties was $112,380 for the year ended December 31, 1999.

The estimated aggregate principal amounts of scheduled repayments of long-term obligations are: 2000--$1,325,000; 2001--$525,000 and 2002--$350,000. The
schedule for repayment of the note payable to the Bureau of National Affairs is based on estimated future sales volume, reflecting the most recent sales forecast of the acquired business. The repayment schedule will change if actual sales volume differs from forecasted sales volume.

The Company is in the process of negotiating an extension of the note payable and revolving line of credit with American National Bank to August 31, 2001 at comparable terms.

6. Revolving Line of Credit

The Company has a $500,000 line of credit from American National Bank secured by cash deposits, accounts receivable and other business assets. The available balance under the line was $125,000 and $75,000 at December 31, 1999 and June 30, 2000, respectively. Interest is payable monthly at the bank's prime rate plus 1% per annum (9.5% at December 31, 1999). The outstanding principal and any accrued interest is due August 31, 2000. Interest paid for the year ended December 31, 1999 was $6,832.

7. Leases

The Company leases office space and office equipment under operating leases due to expire at dates varying from April 2000 to August 2004. Rent expense from these leases totaled $40,815 during 1999. The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 1999:

                     Year Ended December 31              Amount
            ---------------------------------------------------------

            2000                                        $  156,946
            2001                                            86,969
            2002                                            84,135
            2003                                            77,784
            2004                                            31,696
                                                      ---------------
                                                        $  437,530
                                                      ===============

8. Stock Option Plan

Under the Company's stock option plan, shares of common stock have been made available to grant at the discretion of the Board of Directors to officers, directors and key employees in the form of stock options, stock appreciation rights and restricted stock awards. Currently only stock options have been granted. The options have a maximum ten-year term and generally vest over a three year period.

In connection with the reverse acquisition (see Note 4 - Reverse Acquisition), the options outstanding under the Company's plan were assumed by the LearnCom, Inc. 2000 Employee Stock Option Plan (the "Option Plan"). LearnCom has reserved 102,000,000 shares of Common Stock for issuance under the Option Plan.

The number of options and weighted-average exercise prices of options for the periods indicated are as follows (adjusted for the effect of the 125 for 1 split in May 2000 as part of the reverse acquisition):

                                                                 Number of Options               Exercise Prices

  Options outstanding at December 31, 1998
    Granted                                                           66,501,690                        $0.007
    Exercised                                                                  -                             -
    Cancelled                                                                  -                             -
  Options outstanding at December 31, 1999                            66,501,690                        $0.007

  Exercisable at December 31, 1999                                    22,167,230                        $0.007

As of December 31, 1999, the weighted average remaining contractual life of the options is 7.85 years.

The Company has elected to follow APB 25 and related Interpretations and accordingly, recognizes no compensation expense for stock options granted at fair value. Management believes that the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting For Stock Based Compensation" ("SFAS 123"), requires use of option valuation methods that were not developed for use in valuing employee stock options. Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. For purposes of pro forma disclosures, the estimated value of the options is amortized to expense over the options' vesting period. The pro forma results are not necessarily indicative of what would have occurred had the Company adopted SFAS 123. The Company's pro forma information as of December 31, 1999 indicates an increase in the net loss of $20,220 to $(136,020), and no change in basic and diluted loss per share.

The fair value of the options was estimated at the date of grant using a Black-Scholes option-pricing model. The Company assumed a dividend yield rate of 0% and a weighted-average expected life of the options of 3 years. The risk-free interest factor utilized was 6.5%, and the volatility factor of the expected market price of the Company's stock was 1.15.

9.  Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

          Accrued expenses                    $ 63,500
          Net operating loss carryforwards      30,700


          Valuation allowance                  (94,200)
                                              --------

          Net deferred taxes                  $     --
                                              ========

As of December 31, 1999, the Company had Federal net operating loss carryforwards of approximately $80,800, which will expire in fiscal years ending 2014.

The Company's effective tax rate differs from the federal statutory rates primarily due to deferred tax asset valuation allowances and nondeductible items. For financial reporting purposes, a valuation allowance was recognized to offset the Company's net deferred tax assets at December 31, 1999.

10. Commitments and Contingencies

The Company has an irrevocable standby letter of credit for $50,000 from American National Bank as security for rental payments on leased office space. The letter of credit expires June 30, 2001 and is secured by cash deposits, accounts receivable and other business assets. As of December 31, 1999 the balance was $0.

The Company is involved in various disputes, arising in the ordinary course of its business, which may result in pending or threatened litigation. Management does not expect these matters to have a material adverse effect on the Company's financial position, results of operations or cash flows.

11.   Related Party Transactions

The Company has engaged The Armand Group, an investment banking firm of which the Chairman of the Board of Directors of the Company is a Managing Director, to provide banking services and advice in connection with proposed acquisitions, proposed financings and other financial and strategic matters. Under the terms of the engagement, The Armand Group is paid a retainer of $5,000 per month, reimbursed for out-of-pocket expenses and paid commissions in amounts agreed upon from time to time for services rendered in connection with specific merger, acquisition or financing transactions. During the year ended December 31, 1999, the Company paid The Armand Group approximately $154,000.

The Company has engaged R. Redwitz & Co., an accounting and financial consulting firm, of which the acting Chief Financial Officer and a director of the Company is the Managing Partner, to provide certain accounting services to the Company. Under the terms of the engagement, R. Redwitz & Co. is paid a retainer of $5,000 per month and reimbursed for out-of-pocket expenses. During the year ended December 31, 1999 amounts paid to R. Redwitz & Co. amounted to approximately $31,000.